UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland	D02 TY74
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2020, Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”), and a wholly-owned finance subsidiary of Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Company”), announced the closing of its offering of $750.0 million aggregate principal amount of its 3.150% Senior Notes due 2030 (the “Notes”), pursuant to supplemental indenture no. 3, dated as of June 19, 2020, among the Issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Third Supplemental Indenture”), to an indenture, dated as of December 2, 2014, among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture,” and together with the Third Supplemental Indenture, the “Indenture”). The sale of the Notes has been registered with the Securities and Exchange Commission (the “SEC”) in a registration statement on Form S-3 (File No. 333-239115) (the “Registration Statement”).

The net proceeds from the offering were approximately $737.1 million, after deducting the underwriting discount and offering expenses paid by the Issuer. As previously disclosed, the Company intends to use the net proceeds of the offering to fund the redemption of the Issuer’s 3.500% Senior Notes due March 15, 2021 (the “March 2021 Notes”) and the Issuer’s 3.500% Senior Notes due December 15, 2021 (the “December 2021 Notes” and together with the March 2021 Notes, the “2021 Notes”) pursuant to the applicable provisions of the indentures governing the 2021 Notes, with the balance used for general corporate purposes, which may include the repayment or redemption of additional indebtedness. References to the redemption of the 2021 Notes do not constitute a notice of redemption pursuant to the terms of the indenture governing the 2021 Notes.

Notes and the Indenture

Interest and Maturity

The Notes will bear interest at the rate of 3.150% per annum. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2020. The interest rate payable on the Notes will be subject to adjustment based on certain rating events. The Notes will mature on June 15, 2030.

Guarantee; No Security

The Notes will not be secured and will be the Issuer’s senior obligations. The Notes will be guaranteed on a senior unsecured basis by the Company. The Notes will not be guaranteed by any of the Company’s other subsidiaries.

Optional Redemption

Prior to March 15, 2030, the Issuer may redeem all or part of the Notes at any time or from time to time at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a “make-whole” amount applicable to such Notes as described in the Indenture plus accrued and unpaid interest to, but excluding, the redemption date. On or after March 15, 2030, the Issuer may redeem all or part of the Notes of the applicable series at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to the Notes, unless the Issuer has exercised the option to redeem the Notes, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, on the applicable Notes repurchased to, but not including, the date of repurchase.

Covenants

The Indenture contains covenants, including limitations that restrict the Issuer’s activities, the Company’s ability and the ability of certain of its subsidiaries to create or incur secured indebtedness and enter into sale and leaseback transactions and the ability of the Issuer and the Company to consolidate, merge or transfer all or substantially all of the their respective assets and the assets of its subsidiaries, in each case subject to material exceptions described in the Indenture.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or would require the principal and accrued interest on the affected series of Notes to become due and payable immediately following any applicable grace period.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and Third Supplemental Indenture. The Base Indenture was filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 2, 2014 and is incorporated by reference into the Registration Statement. The Third Supplemental Indenture, including a form of the Notes attached thereto, is filed herewith as Exhibit 4.1 and is incorporated herein by reference. Certain legal opinions related to the Notes are attached hereto as Exhibits 5.1 and 5.2 and are incorporated by reference into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

On June 16, 2020, the Issuer entered into an underwriting agreement (the “Underwriting Agreement”) with the Company, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale by the Issuer of the Notes. The Underwriting Agreement contains representations by the Company and indemnification on certain matters in favor of the underwriters named therein. In the ordinary course of their business, the underwriters and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement. The description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On June 19, 2020, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Redemption of 2021 Notes

On June 19, 2020, the Company issued a notice of redemption to redeem all of its outstanding March 2021 Notes and December 2021 Notes. The Company expects to redeem all of the 2021 Notes using the net proceeds from the Notes offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1

Underwriting Agreement, dated as of June 16, 2020, among the Issuer, the Company, BofA Securities Inc., J.P Morgan Securities LLC and Wells Fargo Securities LLC, as representatives of the several Underwriters.

Exhibit 4.1	Third Supplemental Indenture, dated as of June 19, 2020, among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of 3.150% Note due 2030 (included in the Third Supplemental Indenture filed as Exhibit 4.1).

Exhibit 5.1	Opinion of A&L Goodbody.

Exhibit 5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

Exhibit 23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

Exhibit 23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).

Exhibit 99.1	Press release issued by Perrigo Company plc on June 19, 2020.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be so-called “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s, or its industry’s, actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this form, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Risks and uncertainties include risks relating to the successful completion of the transactions contemplated herein. These and other important factors, including those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s subsequently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in any subsequent filings with the SEC and in other investor communications of the Company from time to time, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2020

PERRIGO COMPANY PLC (Registrant)

By:	/s/ Raymond Silcock
Raymond Silcock
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)